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                                                                      EXHIBIT 5

                                                               October 14, 1998





Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC  20549

                  Re: Lamalie Associates, Inc.
                      1998 Omnibus Stock and Incentive Plan
                      Registration Statement on Form S-8

Ladies and Gentlemen:

      We have represented Lamalie Associates, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the offering by the Company (the "Offering") of 500,000 shares of the Company's Common Stock under the Company's 1998 Omnibus Stock and Incentive Plan (the "Plan"). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement. We note that the Company has previously filed a Registration Statement on Form S-8 (Registration Statement No. 33-51463) covering the offer and sale of 1,000,000 shares under the Plan.

      In our capacity as counsel to the Company in connection with the S-8 Registration Statement and the Offering, we have examined and are familiar with:
(1) the Company's Articles of Incorporation and Bylaws, each as currently in effect, (2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

      As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

      We express no opinion as to the law of any jurisdiction other than of the State of Florida and the federal laws of the United States of America.





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SECURITIES AND EXCHANGE COMMISSION                             OCTOBER 14, 1998
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      Based upon and in reliance on the foregoing, we are of the opinion that:

      1. The Company is a validly existing corporation under the laws of the State of Florida and its status is active.

      2. The Plan has been duly and legally authorized by all required corporate action.

      3. When the following events shall have occurred:

         a. the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

         b. the shares of Common Stock shall have been offered and awarded as contemplated in the Plan;

         c. the options covering shares of Common Stock shall have been granted and exercised as contemplated in the Plan;

         d. the consideration specified in the Plan and (i) in the instrument of award in respect of the purchase of Common Stock and (ii) in the instrument of grant covering options granted under the Plan, as the case may be, shall have been received; and

         e. the certificates representing such shares shall have been duly executed, counter-signed and issued by or on behalf of the Company,

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

      This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                          Sincerely,

                                          TRENAM, KEMKER, SCHARF, BARKIN,
                                          FRYE, O'NEILL & MULLIS
                                          Professional Association


                                          By: /s/ Richard M. Leisner
                                             ----------------------------------
                                              Richard M. Leisner